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                                                                    EXHIBIT 99.1

Company Press Release

For Immediate Release
---------------------


Contact:  For St. John Knits:               For Vestar Capital Partners
          Roger G. Ruppert                  Gene Donati or Kara Fitzsimmons
          (949) 863-1171                    Clark & Weinstock
          or                                (212) 953-2550
          Michael Freitag/Jason Lynch
          Kekst and Company
          (212) 521-4800


          THIRD EXTENSION OF EXPIRATION DATE FOR $28 PER SHARE OFFER
                              FOR ST. JOHN KNITS


     IRVINE, Calif., (January 21, 1999)--St. John Knits, Inc. (NYSE:SJK), announced today that the Company received from Company founder, Chairman and Chief Executive Officer Bob Gray and Vestar Capital Partners an extension of the expiration date from January 22, 1999 to February 1, 1999 of the proposal by Bob Gray, his family and Vestar Capital Partners to acquire the Company's outstanding shares not owned by the Gray family for $28 per share in cash.

     St. John Knits designs, manufactures, and markets women's clothing and accessories. The Company's products are sold under the St. John, Griffith & Gray and Marie Gray trade names. St. John's retail division operates 17 boutiques and nine outlet stores.